Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(7,544,896)
Unrealized Gain (Loss) on Market Value of Futures	9,895,880
Dividend Income	2,927
Interest Income	17,528
ETF Transaction Fees	1,050
Total Income (Loss)	$2,372,489

Expenses
General Partner Management Fees	$31,349
Professional Fees	19,252
Brokerage Commissions	7,318
Non-interested Directors' Fees and Expenses	346
Prepaid Insurance Expense	330
NYMEX License Fee	784
SEC & FINRA Registration Expense	3,818
Total Expenses	63,197
Expense Waiver	(23,941)
Net Expenses	$39,256
Net Income (Loss)	$2,333,233

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$69,047,563
Withdrawals (300,000 Shares)	(7,948,024)
Net Income (Loss)	2,333,233

Net Asset Value End of Month	$63,432,772
Net Asset Value Per Share (2,250,000 Shares)	$28.19

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612